 Bridgeway Aggressive Investors 2 Fund recently sent you materials regarding a Special Meeting of Shareholders to be held on May 30, 2012. At the time of this notification mailing, the Fund’s records indicate that we have not yet received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the Meeting as scheduled.
1-877-826-0878
Voting is
very important.
Please vote now to be sure your vote is received in time for the

May 30, 2012
Special Meeting of
Shareholders.

Bridgeway Aggressive Investors 2 Fund has made it very easy for you to vote. Choose one of the following methods:

 Speak to a live Proxy Specialist by calling the number above. We can answer any of your questions and record your vote. (open: M-F 9:30am – 9pm, Sat 10am – 6pm ET)

 Log on to the website noted on your proxy card, enter your control number printed on the card, and vote by following the on-screen prompts.

 Call the toll-free number on your proxy card; enter the control number printed on the card, and vote by following the touchtone prompts.

 Mail in your signed proxy card in the envelope provided.

Voting takes only a few minutes.
PLEASE VOTE TODAY.

main 1-800-661-3550 AI 5/30

 P.O. Box 9860
Providence, RI 02940-8060

 bridgeway.com